Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-263467) and related Information Statement and Proxy Statement/Prospectus of Frontier Group Holdings, Inc. and to the inclusion therein of our report dated February 23, 2022, with respect to the consolidated financial statements of Frontier Group Holdings, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Denver, Colorado

April 15, 2022